UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 7, 2006
M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     Effective September 7, 2006, HomeAmerican Mortgage Corporation (“HomeAmerican”), a wholly-owed subsidiary of M.D.C. Holdings, Inc., entered into a Fourth Amended and Restated Warehousing Credit Agreement (the “Warehousing Credit Agreement”), dated as of September 5, 2006, with U.S. Bank National Association (“USBNA”) and the other banks that are signatories thereto. The Warehousing Credit Agreement provides for a borrowing limit of $225 million, a Leverage Ratio (as defined in the Warehousing Credit Agreement) of 15-to-1, an accordion feature permitting an increase in the borrowing limit up to a maximum of $400 million, and borrowings at interest rates based on the USBNA prime rate, LIBOR and fixed rates as described in the Warehousing Credit Agreement. Borrowings are collateralized by mortgage loans as set forth in the Warehousing Credit Agreement. The credit facility is cancelable upon 120 days notice. A copy of the Warehousing Credit Agreement is filed with this Form 8-K.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
     The disclosure contained in Item 1.01 is incorporated herein by reference.
ITEM 9.01 EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Fourth Amended and Restated Warehousing Credit Agreement,
dated as of September 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: September 8, 2006	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Fourth Amended and Restated Warehousing Credit Agreement,
dated as of September 5, 2006.

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